SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 19, 2005

Meadows Springs, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

333-110249	71-0915825
(Commission File Number)	(I.R.S. Employer Identification No.)

3001 Knox Street

 (Address of Principal Executive Offices and  Zip Code)

(214) 389-9800
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On October 21, 2005, Meadows Springs dba Earth Biofuels, Inc. executed a Letter Of Intent to purchase 100% of the stock of The Wing Sail Company, Inc., dba Distribution Drive, through a share exchange agreement.  Distribution Drive is a distributor of biodiesel fuel, and is the only distributor for Willie Nelson’s “BioWillie” biodiesel fuel.  Definitive agreements are subject to due diligence and normal closing conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Meadows Springs , Inc.
(Registrant)

Date:	October 25, 2005	By:	/s/ Tommy Johnson
Tommy Johnson
Chief Executive Officer